                                LOAN WORKOUT AGREEMENT


    This Loan Workout Agreement (the "Agreement") is entered into on this ___ day of March 1997, by and among Renaissance Entertainment Corporation, a Colorado corporation ("Renaissance"), Bank One, Colorado, NA ("Bank One, Colorado"), and Bank One, Kenosha, NA, n/k/a Bank One, Wisconsin ("Bank One Wisconsin") (Bank One, Colorado and Bank One, Wisconsin are herein collectively referred to as "Bank One").

                                        RECITALS

    A. Ellora Corporation, a Wisconsin corporation ("Ellora"), was a wholly-owned subsidiary of Renaissance until about March 31, 1996 at which time it was merged into Renaissance.

    B. On or about April 7, 1995, Ellora executed a promissory note in the amount of $1,000,000, payable to Bank One, Wisconsin (the "Bank One, Wisconsin REL").

    C. The current principal balance owing on the Bank One, Wisconsin REL is $800,000.

    D. The Bank One, Wisconsin REL is secured by, among other things, a real estate mortgage on certain real property (the "Bank One, Wisconsin Mortgage"). A description of the real property is attached and incorporated herein by reference as Exhibit A, (the "Subject Property").

    E. On or about September 1, 1996, Renaissance executed a promissory note in the amount of $250,000, payable to Bank One, Wisconsin (the "Bank One, Wisconsin LOC").

    F. The current principal balance owing on the Bank One, Wisconsin LOC is $250,000.

    G. The Bank One, Wisconsin LOC is secured by, among other things, a security interest in all of Renaissance's equipment, fixtures, inventory, documents, general intangibles, accounts, contract rights, chattel paper, instruments and other property of Renaissance.

    H. On or about March 7, 1996, Renaissance executed a promissory note in the amount of $750,000, payable to Bank One, Colorado (the "Bank One, Colorado LOC").

    I. The current principal balance owing on the Bank One, Colorado LOC is $740,188.55.

    J. The Bank One, Colorado LOC is secured by, among other things, a security interest in all of Renaissance's inventory, chattel paper, accounts, equipment, general intangibles, and other property of Renaissance.

    K. The Bank One, Wisconsin REL, the Bank One, Wisconsin LOC, and the Bank One, Colorado LOC, together with any and all mortgages, deeds of trust, security agreements, loan agreements, modification agreements, change in term agreements, and all other loan documents executed in connection therewith, are collectively herein referred to as the "Loans."

    L.   The Loans are currently in default.

    M. In order to cure the defaults on the Loans and in order to resolve any and all disputes among the parties hereto, the parties stipulate and agree as follows:

                                       AGREEMENT

    1. In its Articles of Merger and its Plan of Merger filed with the Secretary of State of Wisconsin on or about March 26, 1996, Renaissance has and hereby assumes all of the obligations of Ellora under the Loans.

    2. Renaissance hereby ratifies and affirms the existence of, the validity of, and all of their obligations under the Loans.

    3. Upon the execution of this Agreement, Renaissance shall pay Bank One, Wisconsin, the sum of $50,000 as a principal reduction on the Bank One, Wisconsin LOC, plus all accrued interest then due and owing on the Bank One, Wisconsin LOC.

    4. Renaissance shall execute a Change in Terms Agreement relating to the Bank One, Wisconsin LOC in the form which is attached and incorporated herein by reference as Exhibit B.

    5. Upon the execution of this Agreement, Renaissance shall pay Bank One, Colorado, the sum of $50,000 as a principal reduction on the Bank One, Colorado LOC, plus all accrued interest then due and owing under the Bank One, Colorado LOC which interest shall be at the Bank One, Colorado LOC note rate except that effective January 15, 1997 it shall be calculated at Bank One prime plus 2 percent.

    6. Renaissance shall execute a Change in Terms Agreement relating to the Bank One, Colorado LOC in the form which is attached and incorporated herein by reference as Exhibit C.

    7. Upon execution of this Agreement, Renaissance will execute a Real Estate Mortgage in favor of Bank One, Colorado on the Subject Property. The Mortgage shall be in a form which is attached and incorporated herein as Exhibit D (the "Bank One, Colorado Mortgage").


    8. The Bank One, Colorado Mortgage shall be immediately subordinate to the Bank One, Wisconsin Mortgage. Bank One, Colorado agrees to subordinate the Bank One, Colorado

Mortgage to a potential new loan from a third party lender to Renaissance in the amount of from $750,000 to $1.5 million, so long as the new loan is funded prior to June 1, 1997 and Renaissance is not otherwise in default under the Loans, as the Loans may be modified by this Agreement.

    9. Upon execution of this Agreement, Renaissance shall pay Bank One, Wisconsin all accrued interest then due and owing under the Bank One, Wisconsin REL.

    10. Renaissance shall pay Bank One the amount of Bank One's reasonable attorney fees and costs incurred in connection with the preparation of any documents relating to the Agreement. Such fees and costs shall be paid by Renaissance within 15 days after Bank One presents Renaissance with its statement for such fees and costs incurred.

    11. Renaissance shall execute such other and further documents as may be deemed necessary by Bank One in order to complete the transactions referenced herein.

    12. Renaissance hereby forever releases, discharges and acquits Bank One and any of its present, former or future representatives, successors, heirs, assigns, executors, administrators, and any of their present, former or future agents, principals, trustees, insurers and reinsurers, representatives or any of them and their lawyers, and all persons acting by, through or under or in concert with them, or any of them, from any and all manner of action or actions, cause or causes of action, whether class, derivative or individual in nature, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, lawsuits, costs or expenses of any kind or nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, that it has or may have as of the date of the execution of this Agreement.

    13. If Renaissance fully complies with all of the terms and provisions of the Loans, as the Loans may be modified by this Agreement, then Bank One, Wisconsin shall renew the Bank One. Wisconsin REL, in the amount of $700,000 on the following terms:

    (A)  one point origination fee;
    (B)  interest at 2% over Bank One's prime rate, to move with prime;
    (C)  quarterly principal reductions of $50,000 beginning in March of 1998;
    (D)  monthly interest payments of all accrued interest;
    (E)  the entire balance of the note is due and payable in December 1998.

    (F) The renewed note shall continue to be secured by the Bank One Wisconsin Mortgage on the Subject Property and all of the collateral currently secured by the Bank One, Wisconsin REL and the Bank One, Wisconsin LOC.

    14. Renaissance hereby affirms that it is currently seeking alternative financing in the form of debt or equity in an amount sufficient to pay off the Bank One, Colorado LOC and the Bank One, Wisconsin LOC. Renaissance shall use its best efforts to obtain such alternative financing. If Renaissance obtains such alternative financing in an amount in excess of $2.5 million during the calendar year 1997, then it shall immediately pay off all amounts then due and owing under the Bank One, Colorado LOC and the Bank One, Wisconsin LOC.

    15.  The Recitals contained in this Agreement are part of this Agreement.

    16. If there is any uncertainty in the interpretation of any provision of this Agreement, all terms and provisions of this Agreement shall be construed on the basis that all parties assisted in the drafting and finalization hereof.

    17. In the event that any party brings a lawsuit (or other proceedings) for the purpose of seeking enforcement of this Agreement, the party who primarily prevails in such proceedings shall be entitled to the recovery of its reasonable attorneys fees and costs incurred therein.

                                       RENAISSANCE ENTERTAINMENT CORPORATION

                                       By: /s/ Charles S. Leavell
                                           -------------------------------
                                       Name: Charles S. Leavell
                                       Title: Chief Executive Officer

                                       BANK ONE, WISCONSIN


                                       By: /s/ Michael Vellor
                                           -------------------------------
                                       Name: Michael Vellor
                                       Title:  Vice President


                                       BANK ONE, COLORADO, NA


                                       By: /s/ Dennis Warren
                                           -------------------------------
                                       Name:  Dennis Warren
                                       Title:   Vice President